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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-38939) and related Prospectus of The Hain Food Group, Inc. for the registration of 3,248,750 shares of its common stock and to the incorporation by reference therein of our report dated September 3, 1997, with respect to the consolidated financial statements of The Hain Food Group, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.







                                                      /s/ Ernst & Young LLP
                                                      -------------------------

                                                      ERNST & YOUNG LLP





Melville, New York
November 3, 1997